UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2011 (March 1, 2011)
EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-651-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.
Item 1.01 Entry into a Material Definitive Agreement.
     On March 1, 2011, EOG Resources, Inc. (EOG) entered into an underwriting agreement (Underwriting Agreement) with Goldman, Sachs & Co., Barclays Capital Inc., Allen & Company LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as underwriters, relating to the public offering of 13,570,000 shares of EOG’s common stock, par value $0.01 per share (Common Stock) (including the underwriters’ option to purchase up to 1,770,000 additional shares of Common Stock), at the public offering price of $105.50 per share less the underwriting discount.
     The transactions under the Underwriting Agreement, including the full exercise of the underwriters’ option to purchase additional shares, closed on March 7, 2011. The net proceeds from the sale of the Common Stock sold pursuant to the Underwriting Agreement were approximately $1.39 billion, after deducting the underwriting discount and estimated offering expenses.
     The offering was made pursuant to EOG’s shelf registration statement on Form S-3 (Registration No. 333-163947), which became effective upon filing with the United States Securities and Exchange Commission on December 22, 2009.
     The Underwriting Agreement contains customary representations, warranties and agreements by EOG, as well as customary conditions to closing and termination provisions. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby EOG and the underwriters have agreed to indemnify each other against certain liabilities, including for liabilities under the Securities Act of 1933, as amended. The foregoing summary of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
Relationships
     The underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings with EOG in the ordinary course of business for which they received or will receive customary fees and expense reimbursement. In particular, affiliates of Goldman, Sachs & Co., Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC act as agent and/or are lenders under EOG’s revolving credit agreements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

*1.1	Underwriting Agreement, dated March 1, 2011, by and among EOG, Goldman, Sachs & Co., Barclays Capital Inc., Allen & Company LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

*5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

*23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included as part of Exhibit 5.1).

*	Exhibits filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)
Date: March 7, 2011	By:	/s/ Timothy K. Driggers
Timothy K. Driggers
Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Document

*1.1	Underwriting Agreement, dated March 1, 2011, by and among EOG, Goldman, Sachs & Co., Barclays Capital Inc., Allen & Company LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

*5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

*23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included as part of Exhibit 5.1).

*	Exhibits filed herewith